Exhibit 99.1

[THE HAIN CELESTIAL GROUP, INC. LOGO OMITTED]

Ira Lamel/Mary Anthes

The Hain Celestial Group, Inc.

631-730-2200

HAIN CELESTIAL ANNOUNCES RECORD FOURTH QUARTER

AND RECORD FISCAL YEAR 2012 RESULTS

Highest Operating Income in 19-Year History

Operating Free Cash Flow More Than Doubles to $101.5 Million

Provides Fiscal Year 2013 Guidance

Melville, NY, August 22, 2012—The Hain Celestial Group, Inc. (NASDAQ: HAIN), a leading natural and organic products company providing consumers with A Healthy Way of Life™, today reported its results for the fourth quarter and fiscal year ended June 30, 2012.

Performance Highlights

Fourth Quarter Fiscal Year 2012

•	Net sales from continuing operations up 22.3% over the same period in fiscal year 2011
•	GAAP net income up 82.1%; adjusted net income up 31.8%
•	GAAP gross profit and adjusted gross profit up 14.7%
•	GAAP operating margin up 425 basis points; adjusted operating margin up 36 basis points
•	Diluted GAAP EPS of $0.50; adjusted EPS of $0.47
•	Operating free cash flow was $36.8 million, increasing 152.3% over the same period in fiscal year 2011

Fiscal Year 2012

•	Net sales from continuing operations up 24.3% over the same period in fiscal year 2011
•	GAAP net income up 44.1%; adjusted net income up 34.7%
•	GAAP gross profit up 19.6%; adjusted gross profit up 19.5%
•	GAAP operating margin up 96 basis points; adjusted operating margin up 46 basis points
•	Diluted GAAP EPS of $1.73; adjusted EPS of $1.86
•	Operating fee cash flow reached $101.5 million, increasing 115.3% over fiscal year 2011

Fourth Quarter 2012

The Company reported global net sales of $350.8 million from continuing operations, a 22.3% increase compared to net sales of $286.9 million in the fourth quarter of fiscal year 2011. The Company’s fourth quarter net sales do not include $23.0 million of net sales in 2012 and $5.2 million in 2011 from the private label chilled ready meals and Daily Bread™ sandwich businesses, which are both classified as discontinued operations. The Company’s growth came from continued sales momentum in the natural and organic sector across various classes of trade including natural, grocery, mass-market retailers, club stores and e-tailers along with contributions from strategic acquisitions. Strong brand contribution came from Earth’s Best®, Spectrum®, MaraNatha®, The Greek Gods®, Imagine®, Garden of Eatin’®, Arrowhead Mills®, Health Valley®, Linda McCartney®, Avalon Organics® as well as from the recently acquired Europe’s Best®, New Covent Garden Soup Co.®, Johnson’s Juice Co.®, Farmhouse Fare®, Lovetub®, Sunripe® and Cully & Sully® brands.

For the fourth quarter, the Company earned $23.4 million in net income as compared to $12.8 million, a 82.1% increase from the prior year and reported diluted earnings per share of $0.50 compared to $0.28 in the prior year. Adjusted earnings per diluted share was $0.47 on adjusted net income of $21.7 million in the 2012 fourth quarter as compared to $0.36 per diluted share on adjusted net income of $16.5 million over the prior year fourth quarter. Adjusted net income and diluted earnings per share improved 31.8% and 30.6%, respectively, over the prior year fourth quarter. Adjusted net income excludes acquisition-related items and restructuring charges and results of discontinued operations.

“We finished fiscal year 2012 with strong results across our key performance measures as consumption in the United States accelerated during the year to the highest levels in the Company’s history as consumers continued to seek out our products. With new product innovation, increased sales opportunities in various channels of distribution and global geographies, along with productivity initiatives, our year ended with solid results across all of our segments,” said Irwin D. Simon, Founder, President and Chief Executive Officer of Hain Celestial.

Fiscal Year 2012

The Company reported global net sales of $1,378.2 billion from continuing operations, a 24.3% increase compared to net sales of $1,108.5 billion in fiscal year 2011. The Company’s 2012 fiscal year net sales does not include $73.7 million of net sales from private label chilled ready meals and Daily Bread sandwich operations, which are both classified as discontinued operations. The Company’s growth came from continued sales momentum in the natural and organic sector across various classes of trade along with contributions from strategic acquisitions. Strong brand contribution came from Earth’s Best®, Celestial Seasonings®, Spectrum®, MaraNatha®, The Greek Gods®, Imagine®, Garden of Eatin’®, Arrowhead Mills®, Health Valley®, DeBoles®, Sensible Portions®, Linda McCartney®, Avalon Organics® and Queen Helene® as well as from the recently acquired Danival®, GGUniqueFiber®, Europe’s Best®, New Covent Garden Soup Co.®, Johnson’s Juice Co.®, Farmhouse Fare®, Lovetub®, Sunripe® and Cully & Sully® brands.

For the fiscal year, the Company earned $79.2 million in net income as compared to $55.0 million, a 44.1% increase from the prior year, and reported diluted earnings per share of $1.73 compared to $1.23 in the prior year. Adjusted earnings per diluted share was $1.86 on adjusted net income of $85.5 million in the 2012 fiscal year as compared to $1.43 per diluted share on adjusted net income of $63.5 million over the prior year fiscal year. Adjusted net income and diluted earnings per share improved 34.7% and 30.1%, respectively, over the prior fiscal year. The Company’s fiscal year adjusted net income excludes acquisition related items and restructuring charges.

Fiscal Year 2012 Highlights

The Company highlighted several of its accomplishments during fiscal year 2012.

•	Completed three strategic acquisitions:
-	The Daniels Group in the United Kingdom with its leading brands New Covent Garden Soup Co.®, Johnson’s Juice Co.®, Farmhouse Fare® desserts;
-	Cully & Sully® brand fresh chilled soups in Ireland;
-	Europe’s Best® frozen fruits and vegetables brand in Canada.
•	Integrated existing United Kingdom operations into Daniels Group forming Hain Daniels Group.
•	Integrated Danival® and GG UniqueFiber® acquisitions in Europe.
•	Introduced over 80 innovative new products.
•	Delivered in excess of $25 million in productivity savings to overcome input inflation.
•	Cash conversion improved by 12 days to 68 days with inventories improving by 10 days.
•	Operating free cash flow for fiscal year 2012 was $101.5 million.
•	Repaid $75 million of Daniels Group acquisition debt in eight months.
•	Market capitalization expansion of nearly 70% to $2.5 billion at June 30, 2012.

Hain Daniels Group Initiatives

In a separate press release, the Company also announced (i) it has entered into an agreement to acquire certain packaged grocery brands of Premier Foods plc which upon completion will anchor a new Ambient Grocery Division; (ii) it has completed the sale of the private label chilled ready meals business which had been classified as a discontinued operation in the Company’s third quarter; and (iii) it has entered into a letter of intent to sell the Daily Bread sandwich business, which has been classified as a discontinued operation effective in the fourth quarter. The Company expects that the purchase of the Premier Foods brands will close by the end of October 2012, and further estimates that sales during the eight-month period from closing to June 30, 2013 will approximate $180 million with accretion in earnings per diluted share during that period approximating $0.25 before acquisition related charges. These sales and accretion estimates, which are expected to be updated upon closing of the transaction, are not included in the Company’s fiscal year 2013 guidance.

“I am pleased with the smart strategic acquisitions the Company has made. Our acquisitions of The Greek Gods® greek-style yogurt and Sensible Portions snacks have experienced double digit growth under Hain Celestial’s ownership over the past two years. This year, we integrated GG UniqueFiber crackers from Norway into our United States distribution and Danival organic products from France into Hain Celestial Europe. Most recently, our acquisition of Daniels Group in the United Kingdom has provided us with a strong base for fresh chilled products including soup, which we look forward to launching in the United States marketplace in the near future, as well as a platform to launch Linda McCartney chilled ready meals and The Greek Gods greek-style yogurt in the United Kingdom,” concluded Irwin Simon.

Fiscal Year 2013 Guidance

The Company provided the following guidance for its fiscal year 2013.

•	Total net sales range of $1.600 billion to $1.615 billion in sales, approximating 10% to 11% growth over its annualized fiscal year 2012 sales base.
•	Earnings of $2.10 to $2.20 per diluted share.

Guidance is provided for continuing operations on a non-GAAP basis and therefore excludes results of discontinued operations and acquisition and integration expenses that may be incurred during the Company’s fiscal year 2013, which the Company will continue to identify when it reports its financial results. Guidance excludes the impact of the above discussed pending acquisition of the Premier Foods brands and any future acquisitions not now contemplated. Historically, the Company’s sales and earnings are strongest in its second and third quarters.

Segment Results

The Company’s operations are now organized into geographic segments: United States, United Kingdom and Rest of World. Following is a summary of fourth-quarter and full year results by reportable segment. Segment results for the Company’s last three fiscal years and each of the quarters in 2012 have been prepared and reported on a Current Report on Form 8-K filed with the Securities and Exchange Commission on July 16, 2012. The Current Report on Form 8-K is available on the Company’s website under Investor Relations, SEC Filings.

THE HAIN CELESTIAL GROUP, INC.
Reportable Segment Results

	United	United	Rest of	Corporate/
	States	Kingdom	World	Other	Consolidated
Q4 FY 2012 Net sales	$242,551	$56,709	$51,532		$350,792
Q4 FY 2011 Net sales	$230,377	$10,506	$45,990		$286,873
% change - 2012 vs. 2012	5.3%	439.8%	12.1%		22.3%

Q4 FY 2012 Operating profit (loss)	$36,720	$1,323	$4,666	$7,145	$49,854
Q4 FY 2011 Operating profit (loss)	$32,113	$(596)	$3,554	$(6,490)	$28,581
% change - 2012 vs. 2012	14.3%		31.3%		74.4%

Q4 FY 2012 Operating profit (loss) margin	15.1%	2.3%	9.1%		14.2%
Q4 FY 2011 Operating profit (loss) margin	13.9%	-5.7%	7.7%		10.0%

FY 2012 Net sales	$991,626	$192,352	$194,269		$1,378,247
FY 2011 Net sales	$910,095	$39,284	$159,167		$1,108,546
% change - 2012 vs. 2012	9.0%	389.6%	22.1%		24.3%

FY 2012 Operating profit (loss)	$149,791	$9,690	$13,347	$(21,300)	$151,528
FY 2011 Operating profit (loss)	$130,155	$(4,844)	$9,787	$(23,924)	$111,174
% change - 2012 vs. 2012	15.1%		36.4%		36.3%

FY 2012 Operating profit (loss) margin	15.1%	5.0%	6.9%		11.0%
FY 2011 Operating profit (loss) margin	14.3%	-12.3%	6.1%		10.0%

Webcast

Hain Celestial will host a conference call and webcast at 4:30 PM Eastern Time today to review its fourth quarter and fiscal year 2012 results. The conference call will be webcast and available under the Investor Relations section of the Company’s website at www.hain-celestial.com.

The Hain Celestial Group, Inc.

The Hain Celestial Group (NASDAQ: HAIN), headquartered in Melville, NY, is a leading natural and organic products company in North America and Europe. Hain Celestial participates in many natural categories with well-known brands that include Celestial Seasonings®, Earth’s Best®, Terra®, Garden of Eatin’®, Sensible Portions®, Health Valley®, Arrowhead Mills®, MaraNatha®, SunSpire®, DeBoles®, Gluten Free Café™, Hain Pure Foods®, Hollywood®, Spectrum Naturals®, Spectrum Essentials®, Walnut Acres Organic®, Imagine®, Almond Dream®, Rice Dream®, Soy Dream®, WestSoy®, The Greek Gods®, Ethnic Gourmet®, Yves Veggie Cuisine®, Europe’s Best®, Cully & Sully®, New Covent Garden Soup Co.®, Johnson’s Juice Co.®, Farmhouse Fare®, Linda McCartney®, Lima®, Danival®, GG UniqueFiber®, Natumi®, JASON®, Zia® Natural Skincare, Avalon Organics®, Alba Botanica®, Queen Helene® and Earth’s Best TenderCare®. Hain Celestial has been providing “A Healthy Way of Life™” since 1993. For more information, visit www.hain-celestial.com.

Safe Harbor Statement

This press release contains forward-looking statements under Rule 3b-6 of the Securities Exchange Act of 1934, as amended. Words such as “plan,” “continue,” “expect,” “expected,” “anticipate,” “estimate,” “believe,” “may,” “potential,” “can,” “positioned,” “should,” “future,” “look forward” and similar expressions, or the negative of those expressions, may identify forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties, which could cause the Company’s actual results to differ materially from those described in the forward-looking statements. These forward-looking statements include the Company’s expectations relating to (i) the Company’s guidance for net sales and earnings per diluted share in fiscal year 2013; (ii) the Company’s plans to expand existing brands and product distribution and enter into new categories; and (iii) the acquisition of Premier Foods and the potential improvements to the Company's earnings resulting therefrom. These risks include but are not limited to the Company’s ability to achieve its guidance for net sales and earnings per diluted share in fiscal year 2013 given the economic environment in the U.S. and other markets that it sells products as well as economic, political and business conditions generally and their effect on the Company’s customers and consumers’ product preferences, and the Company’s business, financial condition and results of operations; the Company’s expectations for its business for fiscal year 2013 and its positioning for the future; changes in estimates or judgments related to the Company’s impairment analysis of goodwill and other intangible assets, as well as with respect to the Company’s valuation allowances of its deferred tax assets; the Company’s ability to implement its business and acquisition strategy, including its strategy for improving results in the United Kingdom and the integration of the Daniels Group acquisition; the ability of the Company’s joint venture investments, including Hain Pure Protein Corporation, to successfully execute their business plans; the Company’s ability to realize sustainable growth generally and from investment in core brands, offering new products and its focus on cost containment, productivity, cash flow and margin enhancement in particular; the Company’s ability to effectively integrate its acquisitions; competition; the success and cost of introducing new products as well as the Company’s ability to increase prices on existing products; the availability and retention of key personnel; the Company’s reliance on third party distributors, manufacturers and suppliers; the Company’s ability to maintain existing customers and secure and integrate new customers; the Company’s ability to respond to changes and trends in customer and consumer demand, preferences and consumption; international sales and operations; changes in fuel, raw materials and commodity costs; the effects on the Company’s results of operations from the impacts of foreign exchange; changes in, or the failure to comply with, government regulations; the availability of natural and organic ingredients; the loss of one or more of our manufacturing facilities; our ability to use our trademarks; reputational damage; product liability; seasonality; the Company’s reliance on its information technology systems; and other risks detailed from time-to-time in the Company’s reports filed with the Securities and Exchange Commission, including the annual report on Form 10-K for the fiscal year ended June 30, 2011. As a result of the foregoing and other factors, no assurance can be given as to future results, levels of activity and achievements and neither the Company nor any person assumes responsibility for the accuracy and completeness of these statements.

Non-GAAP Financial Measures

This press release and the accompanying tables include non-GAAP financial measures, including adjusted net income, adjusted operating income, adjusted diluted EPS, earnings before interest, taxes, depreciation, and amortization ("EBITDA"), adjusted EBITDA and operating free cash flow. The reconciliations of these non-GAAP financial measures to the comparable GAAP financial measures are presented in the tables “Consolidated Statements of Income with Adjustments” for the three months and twelve months ended June 30, 2012 and 2011 and in the paragraphs below. Management believes that the non-GAAP financial measures presented provide useful additional information to investors about current trends in the Company’s operations and are useful for period-over-period comparisons of operations. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures. In addition, these non-GAAP measures may not be the same as similar measures provided by other companies due to potential differences in methods of calculation and items being excluded. They should be read only in connection with the Company’s Consolidated Statements of Income presented in accordance with GAAP.

The Company defines EBITDA as net income (a GAAP measure) before income taxes, net interest expense, depreciation and amortization, impairment of long lived assets, equity in the earnings of non-consolidated affiliates and stock based compensation. Adjusted EBITDA is defined as net income before income taxes, net interest expense, depreciation and amortization, equity in the earnings of non-consolidated affiliates, stock based compensation and acquisition-related expenses and integration costs.   The Company’s management believes that these presentations provide useful information to management, analysts and investors regarding certain additional financial and business trends relating to its results of operations and financial condition. In addition, management uses these measures for reviewing the financial results of the Company as well as a component of performance-based executive compensation.

For the three- and twelve-month periods ended June 30, 2012 and 2011, EBITDA and adjusted EBITDA were calculated as follows:

	Three Months 6/30/12	Three Months 6/30/11	Fiscal Year 2012	Fiscal Year 2011

Net income	$23,390	$12,848	$79, 225	$54,982
Income taxes	8,201	8,707	39,343	37,308
Interest expense, net	3,960	3,111	15,075	13,290
Depreciation and amortization	8,089	6,463	30,460	24,124
Impairment of long lived assets	15,098	0	15,098	0
Equity in earnings of non-consolidated affiliates	(293)	2,643	(1,140)	2,148
Stock based compensation	1,970	1,743	8,291	9,031

EBITDA	60,415	35,515	186,352	140,883
Acquisition related expenses and restructuring charges	(14,782)	34	(7,281)	997

Adjusted EBITDA	$45,633	$35,549	$179,071	$141,880

The Company defines Operating Free Cash Flow as cash provided from or used in operating activities (a GAAP measure) less capital expenditures. We view operating free cash flow as an important measure because it is one factor in evaluating the amount of cash available for discretionary investments.

For the 12-month periods ended June 30, 2012 and 2011, operating free cash flow was calculated as follows:

	Twelve months 6/30/2012	Twelve months 6/30/2011
Cash flow provided by operating activities	$121,960	$58,658
Purchases of property, plant and equipment	(20,427)	(11,490)
Operating free cash flow	$101,553	$47,168

THE HAIN CELESTIAL GROUP, INC.
Consolidated Balance Sheets
(In thousands)

	June 30,	June 30,
	2012	2011
	(Unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$29,895	$27,517
Trade receivables, net	166,677	139,803
Inventories	186,440	170,739
Deferred income taxes	15,834	13,993
Other current assets	19,864	14,306
Assets of business held for sale	30,098	4,708
Total current assets	448,808	371,066

Property, plant and equipment, net	148,475	110,423
Goodwill, net	704,782	565,879
Trademarks and other intangible assets, net	310,378	207,384
Investments and joint ventures	45,100	50,557
Other assets	18,276	12,644
Assets of business held for sale - noncurrent	-	15,551
Total assets	$1,675,819	$1,333,504

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$184,103	$162,712
Income taxes payable	5,074	2,925
Current portion of long-term debt	296	633
Liabilities of business held for sale	13,336	4,413
Total current liabilities	202,809	170,683

Deferred income taxes	109,859	51,921
Other noncurrent liabilities	8,261	13,661
Long-term debt, less current portion	390,288	229,540
Long-term liabilities of business held for sale	-	996
Total liabilities	711,217	466,801

Stockholders' equity:
Common stock	462	451
Additional paid-in capital	616,197	582,972
Retained earnings	375,111	295,886
Treasury stock	(21,785)	(19,750)
Accumulated other comprehensive income	(5,383)	7,144
Total stockholders' equity	964,602	866,703

Total liabilities and stockholders' equity	$1,675,819	$1,333,504

THE HAIN CELESTIAL GROUP, INC.
Consolidated Statements of Income
(in thousands, except per share amounts)

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2012	2011	2012	2011
	(Unaudited)		(Unaudited)

Net sales	$350,792	$286,873	$1,378,247	$1,108,546
Cost of sales	257,392	205,455	995,777	788,709
Gross profit	93,400	81,418	382,470	319,837

Selling, general and administrative expenses	57,171	52,803	237,595	208,610
Acquisition related expenses including integration and restructuring charges	(13,625)	34	(6,653)	53

Operating income	49,854	28,581	151,528	111,174

Interest expense and other expenses	4,950	3,449	17,300	12,247
Income before income taxes and equity in earnings of equity-method investees	44,904	25,132	134,228	98,927
Income tax provision	9,522	8,832	41,154	37,808
After-tax (income) loss of equity-method investees	(293)	2,643	(1,140)	2,148

Income from continuing operations	35,675	13,657	94,214	58,971
Loss from discontinued operations, net of tax	(12,285)	(809)	(14,989)	(3,989)

Net income	$23,390	$12,848	$79,225	$54,982

Basic net income per share:
From continuing operations	$0.80	$0.31	$2.12	$1.37
From discontinued operations	(0.27)	(0.02)	(0.34)	(0.09)
Net income per share - basic	$0.52	$0.29	$1.79	$1.27

Diluted net income per share:
From continuing operations	$0.77	$0.30	$2.05	$1.32
From discontinued operations	(0.26)	(0.02)	(0.33)	(0.09)
Net income per share - diluted	$0.50	$0.28	$1.73	$1.23

Weighted average common shares outstanding:
Basic	44,846	43,705	44,360	43,165
Diluted	46,392	45,184	45,847	44,537

THE HAIN CELESTIAL GROUP, INC.
Consolidated Statements of Income With Adjustments
Reconciliation of GAAP Results to Non-GAAP Presentation
(in thousands, except per share amounts)

	Three Months Ended June 30,
	2012 GAAP	Adjustments	2012 Adjusted	2011 Adjusted
	(Unaudited)
Net sales	$350,792	-	$350,792	$286,873
Cost of Sales	257,392	-	257,392	205,455
Gross profit	93,400	-	93,400	81,418

Selling, general and administrative expenses	57,171	-	57,171	52,803
Acquisition related (income) expenses including integration and restructuring charges	(13,625)	13,625	-	-

Operating income	49,854	(13,625)	36,229	28,615

Interest and other expenses, net	4,950	(63)	4,887	3,136
Income before income taxes and equity in earnings of equity-method investees	44,904	(13,562)	31,342	25,479
Income tax provision	9,522	376	9,898	9,874
After-tax (income) loss of equity-method investees	(293)	-	(293)	(886)
Income from continuing operations	35,675	(13,938)	21,737	16,491
Loss from discontinued operations, net of tax	(12,285)	12,285	-	-
Net income	$23,390	$(1,653)	$21,737	$16,491

Basic net income per share	$0.52	$(0.04)	$0.48	$0.38

Diluted net income per share	$0.50	$(0.04)	$0.47	$0.36

Weighted average common shares outstanding:
Basic	44,846		44,846	43,705
Diluted	46,392		46,392	45,184

	FY 2012		FY 2011
	Impact on Income Before Income Taxes	Impact on Income Tax Provision	Impact on Income Before Income Taxes	Impact on Income Tax Provision
	(Unaudited)

Acquisition related integration costs	-	-		-

Cost of sales	-	-	-	-

Acquisition related fees and expenses and restructuring charges	$1,689	$305	$524	$188

Contingent consideration (income)	(15,527)	-	(490)	33

Severance and other reorganization costs	213	53

Acquisition related expenses and restructuring charges	(13,625)	358	34	221

Accretion on acquisition related contingent consideration	63	18	313	(179)

Interest and other expenses, net	63	18	313	(179)

Net (income) loss from HPP discontinued operation	-	-	3,529	-

After-tax (income) loss of equity-method investees	-	-	3,529	-

Decrease in unrecognized tax benefits	-		-	1,000
Nondeductible acquisition related transaction expenses
Income tax provision	-	-	-	1,000

Loss from discontinued operations	12,285	-	809	-

Total adjustments	$(1,277)	$376	$4,685	$1,042

THE HAIN CELESTIAL GROUP, INC.
Consolidated Statements of Income With Adjustments
Reconciliation of GAAP Results to Non-GAAP Presentation
(in thousands, except per share amounts)

	Twelve Months Ended June 30,
	2012 GAAP	Adjustments	2012 Adjusted	2011 Adjusted
	(Unaudited)
Net sales	$1,378,247	-	$1,378,247	$1,108,546
Cost of Sales	995,777	-	995,777	788,505
Gross profit	382,470	-	382,470	320,041

Selling, general and administrative expenses	237,595	-	237,595	208,610
Acquisition related (income) expenses including integration and restructuring charges	(6,653)	6,653	-	-

Operating income	151,528	(6,653)	144,875	111,431

Interest and other expenses, net	17,300	(735)	16,565	10,560
Income before income taxes and equity in earnings of equity-method investees	134,228	(5,918)	128,310	100,871
Income tax provision	41,154	2,751	43,905	39,100
After-tax (income) loss of equity-method investees	(1,140)	77	(1,063)	(1,703)
Income from continuing operations	94,214	(8,746)	85,468	63,474
Loss from discontinued operations, net of tax	(14,989)	14,989	-	-
Net income	$79,225	$6,243	$85,468	$63,474

Basic net income per share	$1.79	$0.14	$1.93	$1.47

Diluted net income per share	$1.73	$0.14	$1.86	$1.43

Weighted average common shares outstanding:
Basic	44,360		44,360	43,165
Diluted	45,847		45,847	44,537

	FY 2012		FY 2011
	Impact on Income Before Income Taxes	Impact on Income Tax Provision	Impact on Income Before Income Taxes	Impact on Income Tax Provision
	(Unaudited)

Acquisition related integration costs	-	-	$204	$69

Cost of sales	-	-	204	69

Acquisition related fees and expenses and restructuring charges	$7,684	$2,508	3,548	1,227

Contingent consideration (income)	(14,627)	338	(4,177)	(1,331)

Severance and other reorganization costs	290	74	682	21

Acquisition related expenses and restructuring charges	(6,653)	2,920	53	(83)

Accretion on acquisition related contingent consideration	735	189	1,687	306

Interest and other expenses, net	735	189	1,687	306

Net (income) loss from HPP discontinued operation	(77)		3,851	-

After-tax (income) loss of equity-method investees	(77)	-	3,851	-

Decrease in unrecognized tax benefits	-	820	-	1,000
Nondeductible acquisition related transaction expenses	-	(1,178)	-
Income tax provision	-	(358)	-	1,000

Loss from discontinued operations	14,989	-	3,989	-

Total adjustments	$8,994	$2,751	$9,784	$1,292